July 3, 2012

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1)
American Depositary Receipt
representing One (1) Ordinary
Shares of
      Kumba Iron Ore (Form F6 File
No. 333138801)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised with revised ratio for Norse Energy.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective July 3, 2012 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:1 (One ADS Representing
One Ordinary Share) to 3:1 (Three ADSs
Representing One Ordinary Share)



Please contact me with any questions or
comments at 212 8152852.



Kimberly Schwarz

The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)










101 Barclay Street, New York NY 10286